Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Southcoast Financial Corporation


We consent to the incorporation by reference into the Registration Statements on Form S-8 filed by Southcoast Financial Corporation in connection with the Southcoast Financial Corporation 2005 Employee Stock Purchase Plan (Registration Statement No. 333-128197) and the Southcoast Financial Corporation 1999 Stock Option Plan (Registration Statement No. 333-106154) of our Report, dated February 26, 2008, relating to the Consolidated Financial Statements of Southcoast Financial Corporation as of, and for, the year ended December 31, 2007, and for the year ended December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2007, of which report is included in the Southcoast Financial Corporation Annual Report on Form 10-K for the year ended December 31, 2007.




s/Elliott Davis, LLC

Elliott Davis, LLC
Columbia, South Carolina
March 7, 2008